Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "KIT DIGITAL, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF MARCH, A.D. 2009, AT 10:26 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINTH DAY OF MARCH, A.D. 2009, AT 9 O'CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2931986 8100

090243516

AUTHENTICATION: 7171595

DATE: 03-06-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:26 AM 03/06/2009
FILED 10:26 AM 03/06/2009
SRV 090243516 - 2931986 FILE

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

KIT DIGITAL, INC.

(a Delaware Corporation)

The undersigned, Kaleil Isaza Tuzman, hereby certifies that:

1. He is the Chairman of the Board and Chief Executive Officer of KIT digital, Inc. (the "Corporation"), a Delaware corporation, and is duly authorized by the resolutions adopted and approved at a meeting of the Board of Directors of the Corporation to execute this instrument.

2. The present name of the Corporation is "KIT digital, Inc." The Corporation filed its Certificate of Incorporation under the name "Virilitec Industries, Inc." with the Secretary of State of the State of Delaware on August 11, 1998, and filed a Certificate of Renewal on July 18, 2000, filed a Certificate of Amendment on October 31, 2003, filed a Certificate of Amendment changing its name from "Virilitec Industries, Inc." to "ROO Group, Inc." on February 18, 2004, and filed a Certificate of Amendment changing its name from "ROO Group, Inc." to "KIT digital, Inc." on May 19, 2008.

3. This Certificate of Amendment of the Certificate of Incorporation of the Corporation was duly approved by the Corporation's Board of Directors and duly adopted by written consent of stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

> <u>FOURTH</u>: The Corporation is authorized to issue Thirty Million (30,000,000) shares of Common Stock, par value $0.0001 per share.
>
> Effective upon the filing by the Secretary of State of the State of Delaware of this Amendment to the Certificate of Incorporation (the "Effective Time"), each thirty-five (35) shares of Common Stock of the Corporation, par value $0.0001 per share (the "Existing Common"), issued and outstanding or reserved for issuance or held in treasury shall automatically, and without any action by the holder thereof, be changed and reclassified into one (1) share of Common Stock of the Corporation, par value $0.0001 per share (the "New Common"), and each certificate which prior to the Effective Time represented thirty-five (35) shares of

KIT

the Existing Common shall, from and after the Effective Time, be deemed to represent one share of the New Common.

No fractional shares of New Common will be issued but, in lieu thereof, each holder of shares of Existing Common who would otherwise be entitled to a fraction of a share of New Common (by virtue of holding a number of shares of Existing Common not evenly divisible by ten or by virtue of holding fewer than ten shares of Existing Common prior to the Effective Date), upon surrender of their certificates for Existing Common (and after aggregating all fractional shares of New Common to be received by such holder), shall receive the number of shares of New Common which such holder would otherwise be entitled to receive, rounded up to the next number of whole shares of New Common.

5. This Amendment to the Certificate of Incorporation of the Corporation has been duly executed in accordance with Section 103 of the General Corporation Law of the State of Delaware.

6. The effective date of the filing of this Certificate of Amendment of the Corporation will be March 9, 2009 at 9:00 A.M., Eastern Standard Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this 5 day of March 2009.

By: ______________________

Kaleil Isaza Tuzman
Chairman of the Board
and Chief Executive Officer

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